As filed with the Securities and Exchange Commission on June 29, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VISHAY INTERTECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	38-1686453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue
Malvern, Pennsylvania 19355-2143
(610) 644-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joel Smejkal
President and Chief Executive Officer
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355
(610) 644-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Brian M. Katz
David S. Wolpa
Betty Linkenauger Segaar
Troutman Pepper Locke LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
(215) 981-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Vishay Intertechnology, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights

We may, from time to time, offer and sell in one or more series or issuances:
•	shares of our common stock;
•	shares of preferred stock;
•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•	debt securities consisting of debentures, notes or other evidences of indebtedness (which may be issued as convertible or exchangeable debt securities);
•	units consisting of a combination of the foregoing securities;
•	subscription rights to purchase common stock, preferred stock or debt securities; or
•	any combination of these securities.
This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. Any prospectus supplement may add to, update or change information contained in this prospectus. If information in any prospectus supplement or any related free writing prospectus is inconsistent with the information in this prospectus, then the information in that prospectus supplement or any related free writing prospectus will apply and will supersede the information in this prospectus. In addition, we may supplement, update or change any information contained in this prospectus by incorporating information by reference. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with any additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you make your investment decision.
The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We may offer or sell these securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “VSH.” On June 26, 2026, the last reported sale price of our common stock was $56.35 per share. If we decide to list or seek a quotation for any other securities offered hereunder, the applicable prospectus supplement or free writing prospectus will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. you should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus. Because we are a “well-known seasoned issuer,” we may also add to and offer additional securities by filing a prospectus supplement with the SEC at the time of any such offer.
This prospectus provides you with a general description of the securities we may offer. It does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Each time we offer and sell securities under this shelf registration statement, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. For the purposes of the discussion in this prospectus, the term “prospectus supplement” shall also include any related free writing prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered and the terms of that offering, including the type and amount of securities being offered, the offering price, and the names of any underwriters, dealers or agents and any applicable commissions, discounts or over-allotment options. A prospectus supplement may also include a discussion of any risk factors or other special considerations applicable to those securities or to us. Any prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the document with the most recent date. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may then be permitted under applicable law, rules or regulations.
We have not authorized any other person to provide you with any information other than what is contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurance as to, the reliability of any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should read this prospectus, any applicable prospectus supplement, the related exhibits filed with the SEC, and the documents incorporated by reference herein and therein carefully and in their entirety before making an investment decision. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” in any applicable prospectus supplement or incorporated by reference in this prospectus before deciding whether to purchase any securities. Please also refer to the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
References in this prospectus to the terms “we,” “us,” “our,” the “Company” and “Vishay” or other similar terms refer to Vishay Intertechnology, Inc. and its consolidated subsidiaries, unless expressly stated or the context otherwise indicates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated herein by reference, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
We have based the forward-looking statements contained in this prospectus and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated herein by reference, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include:
•	general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand;
•	delays or difficulties in implementing our cost reduction strategies;
•	delays or difficulties in expanding our manufacturing capacities;
•	an inability to attract and retain highly qualified personnel;
•	changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates;
•	competition and technological changes in our industries;
•
difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses;

•	changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same;
•	volatility in prices for metals and materials;
•	changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same;
•	changes in applicable accounting standards; and
•
other factors described in the section titled “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026.

Additionally, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated herein by reference, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this prospectus and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus and the documents incorporated herein by reference may contain market data and industry forecasts that were obtained from industry publications. Any such data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information.

OUR COMPANY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated herein by reference before making an investment decision. You should pay special attention to the “Risk factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in the other documents that are incorporated into this prospectus to determine whether an investment in the common stock is appropriate for you. References in the offering memorandum to “the Company,” “we,” “us,” “our” and “Vishay” refer to Vishay Intertechnology, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in the documents filed by us with the SEC, which are incorporated herein by reference.
Overview
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that support innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and healthcare markets. Serving customers worldwide, Vishay brands itself as The DNA of tech.®
Semiconductors include MOSFETs, diodes, and optoelectronic components. Passive components include resistors, inductors, and capacitors. Our semiconductor components are used for a wide variety of functions, including power control, power conversion, power management, signal switching, signal routing, signal blocking, signal amplification, two-way data transfer, one-way remote control, and circuit isolation. Our passive components are used to restrict current flow, suppress voltage increases, store and discharge energy, control alternating current and voltage, filter out unwanted electrical signals, and perform other functions.
Corporate Information
Vishay is a Delaware corporation founded in 1962 by the late Dr. Felix Zandman. Our principal executive offices are located at 63 Lancaster Avenue, Malvern, Pennsylvania 19355, and our main telephone number is (610) 644-1300. We maintain a website at www.vishay.com where general information about us is available. The information contained on or accessible through our website is not incorporated herein by reference and does not constitute a part of this prospectus.
To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus, as well as the risk factors and other information described in any accompanying prospectus supplement and any other filings with the SEC or other documents we incorporate by reference herein or therein (including future filings we make with the SEC that are also incorporated by reference in this prospectus). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, manufacturing expenditures, commercial expenditures, repayment and refinancing of debt, acquisitions of new technologies or businesses, investments and other corporate purposes. Additional information on the use of net proceeds from the sale of any securities by us under this prospectus shall be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF OUR COMMON STOCK
General
The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Corrected Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), in each case, as may be amended from time to time, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
Authorized Shares
As of June 26, 2026, pursuant to our Certificate of Incorporation, we are authorized to issue up to 341,000,000 shares of capital stock, consisting of 1,000,000 shares of preferred stock, par value $1.00 per share, 300,000,000 shares of common stock, par value $0.10 per share, and 40,000,000 shares of Class B common stock, par value $0.10 per share.
As of June 26, 2026, we had 124,030,756 shares of common stock issued and outstanding, 12,097,148 shares of Class B common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
Voting Rights
The holders of common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to 10 votes for each share held. The common stock and the Class B common stock vote together as one class on all matters subject to stockholder approval, except as set forth in the following sentence. The approval of the holders of common stock and of Class B common stock, each voting separately as a class, is required to authorize issuances of additional shares of Class B common stock other than in connection with stock splits and stock dividends.
Dividend Rights
After any required payment on shares of preferred stock, holders of common stock and Class B common stock are entitled to receive, and share ratably on a per share basis in, all dividends and other distributions declared by the board of directors of Vishay. In the event of a stock dividend or stock split, holders of common stock will receive shares of common stock and holders of Class B common stock will receive shares of Class B common stock. Neither the common stock nor the Class B common stock may be split, divided or combined unless the other is split, divided or combined equally.
Liquidation Rights
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Except as otherwise required by the DGCL or as otherwise described herein and provided in our Certificate of Incorporation, each share of common stock and each share of Class B common stock shall have identical powers, preferences and rights, including rights in liquidation.
Class B Common Stock Conversion Rights
Holders of common stock have no conversion rights. Shares of Class B common stock are convertible into shares of our common stock on a one-for-one basis at any time at the option of the holder thereof. The Class B common stock is not transferable except to the holder’s spouse, certain of such holder’s relatives, certain trusts established for the benefit of the holder, the holder’s spouse or relatives, corporations and partnerships beneficially owned and controlled by such holder, such holder’s spouse or relatives, charitable organizations and such holder’s estate. Upon any transfer made in violation of those restrictions, shares of Class B common stock will be automatically converted into shares of our common stock on a one-for-one basis.
Preemptive Rights
Neither the holders of common stock nor the holders of Class B common stock have any preemptive rights to subscribe for additional shares of our capital stock.

Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “VSH.” There is no public market for shares of our Class B common stock.
Transfer Agent and Registrar
Computershare Limited is the transfer agent and registrar of our common stock and Class B common stock.
Anti-takeover Provisions Contained in Our Certificate of Incorporation and Bylaws
Certain provisions of our Certificate of Incorporation and Bylaws may make it less likely that our management would be changed or someone would acquire control of our Company without the board of directors’ consent. These provisions may delay, defer, or prevent a change in control or takeover attempts that stockholders may consider to be in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of our common stock.
Dual-Class Capital Structure
Our Certificate of Incorporation authorizes two classes of common stock: common stock, each share of which is entitled to one vote, and Class B common stock, each share of which is entitled to ten votes. This dual-class structure concentrates voting power in the holders of Class B common stock, which may make it more difficult for third parties to acquire control of our company without the consent of those holders, even if they acquire a majority of the economic interest represented by our outstanding common stock. Transfers of Class B common stock are restricted to “Permitted Transferees” as defined in our Certificate of Incorporation, which include certain family members, trusts, and entities controlled by Class B holders. Any transfer to a non-Permitted Transferee results in automatic conversion of the transferred shares into common stock. In addition, if the number of outstanding shares of Class B common stock falls below 300,000 shares (as adjusted for stock splits and stock dividends), all outstanding shares of Class B common stock will automatically convert into shares of common stock.
Classified Board of Directors
Our Certificate of Incorporation provides that the Board of Directors is divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. As a result, approximately one-third of the board of directors is elected at each annual meeting of stockholders. The staggered board makes it more difficult for a third party to gain control of our board of directors through a single proxy contest, since only one class of directors is up for election at any given annual meeting. As a consequence, directors may not be removed other than for cause.
Director Nomination and Election Procedures
In order to nominate candidates for the Board of Directors, a stockholder must follow the advance notice procedures described in our Bylaws. In general, a stockholder must give written notice of such nomination to our Secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders, together with required information regarding the stockholder proponent and the nominee and the written consent of the nominee to serve as director. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, meaning that the candidates receiving the greatest number of votes are elected, regardless of whether or not they receive a majority of the votes cast. As a result, “vote no” campaigns to unseat incumbent directors may be ineffective in uncontested elections.
Stockholder Proposal Procedures
Stockholders can propose that business other than nominations to the Board of Directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our Bylaws. In general, a stockholder must submit a written notice of the proposal together with required information regarding the stockholder and the stockholder’s interest in the proposal to the Board of Directors or our secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders seeking to have a proposal, other than director nominations, considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.

Exclusive Forum
Our Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders; (iii) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case unless the Company determines in writing that it is in the best interests of the Company to select an alternative forum. This exclusive forum provision does not apply to any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and such indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. If the Court of Chancery dismisses any such action for lack of jurisdiction, the action may be brought in another state court sitting in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, in the federal district court for the District of Delaware. Although our Bylaws contain this choice of forum provision, it is possible that a court could find the provision to be inapplicable or unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Related Person Transactions
Our Certificate of Incorporation provides that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other entity in which one or more directors or officers have a financial interest, shall be void or voidable solely for that reason, or solely because the interested director’s or officer’s vote was counted, if: (a) the material facts of the relationship or interest are disclosed to and approved in good faith by a majority of the disinterested members of the board of directors or the relevant committee; (b) the material facts are disclosed to and approved in good faith by the stockholders entitled to vote thereon; or (c) the contract or transaction is fair to the Company at the time it is authorized, approved, or ratified. Interested directors may be counted in determining the presence of a quorum at a meeting authorizing such a contract or transaction.
In addition to the provisions contained in our Certificate of Incorporation and Bylaws, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:
•
prior to the date the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is generally a person who, together with affiliates and associates, owns, or within the three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an amendment thereto duly adopted by stockholders. We have not opted out of Section 203. As a result, Section 203 may make it more difficult and expensive for a third party to acquire control of us, and could discourage attempts to acquire us, even if such an acquisition would be beneficial to our stockholders.

DESCRIPTION OF OUR PREFERRED STOCK
We are authorized, pursuant to our Certificate of Incorporation, to issue, from time to time, up to an aggregate of 1,000,000 shares of preferred stock in one or more series. As of June 26, 2026, there were no shares of our preferred stock outstanding.
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series. Our board of directors may fix or alter the designation, preferences, rights and any qualification, limitations, or restrictions of the shares of any series, including the dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the number of shares constituting any series. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
•
whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;
•
any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue any debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•	any events of default, if not otherwise described below under “ - Defaults and Notice”;
•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	any guarantees of the debt securities;
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and
•	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.
All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
If you hold debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of debt securities but may be required to pay an amount sufficient to cover any transfer tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person while such debt securities are outstanding, unless:
•
we are the surviving entity of any such transaction or the successor entity (if other than the Company) formed by such transaction is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture or otherwise all of our obligations related to such debt securities under the indenture; and

•	immediately after giving effect to the merger or consolidation, no default or event of default shall have occurred and be continuing.
Notwithstanding the foregoing, the indenture may permit any of our subsidiaries to consolidate with, merge into or transfer all or part of its properties to us. Neither an officer’s certificate nor an opinion of counsel will be required to be delivered in connection with any such transaction.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•	failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);
•
failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days (unless the entire amount of such payment is deposited with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
our failure to perform or observe any other covenant or warranty in the indenture with respect to the debt securities of such series (other than defaults pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a different series of the debt securities), which failure continues uncured for a period of 60 days after we receive written notice of such failure from the trustee, or from the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series, specifying the default and requiring it to be remedied;

•	certain events relating to our or any guarantor’s bankruptcy, insolvency or reorganization; and

•
any other event of default provided with respect to the debt securities of such series, which is specified in a board resolution, a supplemental indenture thereto or an officer’s certificate delivered in connection therewith.

If an event of default with respect to debt securities of any series (other than an event of default resulting from certain events relating to our or any guarantor’s bankruptcy, insolvency or reorganization) shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series (or such lesser amount as may be provided for in the case of discount securities), together with accrued and unpaid interest, if any, thereon, to be due and payable immediately by written notice to us. If an event of default resulting from certain events of our or any guarantor’s bankruptcy, insolvency or reorganization occurs, the principal amount of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become due and payable immediately without any declaration or other act on the part of the trustee or any holder. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after a default occurs with respect to debt securities of any series or, if later, after a responsible officer of the trustee has knowledge of such default, give to holders of debt securities of such series notice of such default known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture, and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We, any guarantors and the trustee may amend or supplement any indenture that governs our debt securities, or the debt securities of one or more series, without the consent of any holder of any such debt security for certain limited purposes, including, without limitation:
•	to cure any ambiguity, defect or inconsistency;
•	to provide for the assumption of our obligations by a successor in the event of merger, consolidation or other transfer of properties or assets;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of holders of our debt securities;
•	to add guarantors or to secure the debt securities;

•	to provide for the issuance of and establish the form and terms of a new series of debt securities as permitted by the indenture; or
•	to make any change that does not adversely affect the rights of any holder.
We, any guarantors and the trustee may also amend or supplement any such indenture, and holders may waive compliance with any provision of the indenture or the debt securities, with the written consent of the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment, supplement or waiver. However, without the consent of each holder affected, no amendment, supplement or waiver may;
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of, or extend the time for payment of, interest on any debt security, including default interest;
•	reduce the principal of or change the stated maturity of any debt security, or reduce the amount of, or postpone the date fixed for, any sinking fund payment or analogous obligation;
•	reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;
•
waive a default or event of default in the payment of principal of or interest on any debt security (except a rescission of acceleration by the holders of at least of majority in principal of the then-outstanding debt securities of such series and a waiver of the related payment default);

•	make the principal of, or interest on (if any), any debt security payable in any currency other than that stated in such debt security;
•
make any change to any holder’s unconditional right to receive payment of the principal of, or interest on (if any), any debt security on its stated maturity and to institute suit for the enforcement of any such payment;

•
make any change to the right of the holders of at least a majority in aggregate principal amount of the then- outstanding debt securities of each series to waive a past default and its consequences as provided in the indenture;

•	make any change to the limitations on amendments as provided in the indenture;
•	waive a redemption payment with respect to any debt security (provided, that such redemption is made at our option); or
•
if the debt securities of a series are entitled to the benefit of a guarantee, release any guarantor other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Defeasance; Satisfaction and Discharge
The prospectus supplement relating to the applicable debt securities will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:
•
either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid); or (B) all such debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable (ii) will become due and payable within one year, (iii) have been called for redemption, (iv) are to be called for redemption within one year under arrangements satisfactory to the trustee, for the giving of notice of redemption by the trustee, or (v) have been deemed paid and discharged pursuant to the indenture;

•
we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•	we have paid all other sums payable by us under the indenture or deposited all other required sums with the trustee; and
•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this indenture have been complied with.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:
•
we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

•	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;
•	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound; and
•	we shall have delivered an officer’s certificate and an opinion of counsel relating to certain tax matters and that all conditions precedent relating to the defeasance have been complied with.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF OUR WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, warrants and/or subscription rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more shares of common stock or preferred stock, debt securities, warrants and/or subscription rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
•	the rights and obligations of the unit agent, if any;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Our Debt Securities,” “Description of Our Warrants” and “Description of Our Subscription Rights,” will apply to each unit and to any common stock, preferred stock, debt securities, warrants or subscription rights included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, preferred stock or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the subscription rights that we may offer. Particular terms of the subscription rights will be described in the applicable subscription rights certificate or subscription rights agreement and the applicable prospectus supplement for the subscription rights.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the subscription rights:
•	the price, if any, for the subscription rights;
•	the exercise price payable for shares of our common stock, preferred stock or debt securities;
•	the number of subscription rights issued to each securityholder;
•	the number and terms of the shares of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and
•	a discussion of any material U.S. federal income tax considerations applicable to the subscription rights.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time in one or more of the following ways, or in any combination thereof, or in any other way set forth in an applicable prospectus supplement:
•	to or through underwriters or dealers;
•	through one or more agents;
•	directly to purchasers or to a single purchaser;
•	directly to stockholders;
•	through block trades;
•	through forward contracts, hedging transactions or other derivative transactions; or
•	through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price or prices which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or
•	at negotiated prices.
In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. Such prospectus supplement will also describe the specific terms of the offering of the securities, including the following:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us from the sale of the securities;
•	any underwriting discounts, agency fees or other items constituting underwriters’ or agents’ compensation, and any discounts or concessions allowed, reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. The maximum compensation to underwriters or dealers in connection with any offering pursuant to this prospectus and the accompanying prospectus supplement may not exceed the limits specified in the applicable guidelines of the Financial Industry Regulatory Authority.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales
We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agents will be set forth, in the applicable prospectus supplement. Agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in the applicable prospectus supplement.
We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Trading Market
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by the Company will be passed upon for us by Troutman Pepper Locke LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.vishay.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:
Office of the Corporate Secretary
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355
(610) 644-1300

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Our Commission filing number is 011-07416. The information incorporated by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, filed with the SEC on May 13, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2026, February 12, 2026, February 25, 2026 and May 18, 2026, in each case only to the extent the information in such report is filed and not furnished; and

•
the description of our common stock registered under Section 12 of the Exchange Act contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, filed with the SEC on November 2, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K, unless such Form 8-K expressly provides to the contrary.
We encourage you to read our periodic and current reports. We believe these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices. To obtain copies of these filings, see “Where You Can Find More Information” on page 23 of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The estimated fees and expenses (not including underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:

SEC registration fee	$ (1)
FINRA fees	$(2)
Trustee’s fees	$(2)
Printing expenses	$(2)
Rating agency fees	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Miscellaneous	$ (2)
Total	$ (2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.
Item 15.	Indemnification of Directors and Officers.
The Company is organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of their duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which such officer or director actually and reasonably incurred. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Article Ninth of our Certificate of Incorporation provides for broad indemnification of our directors, officers, employees and agents (and their heirs, executors and administrators), as well as persons serving in such capacities for other enterprises at our request. Subject to certain conditions, indemnification is available where the indemnitee is wholly successful in defending the relevant action or, in the judgment of a court, the board of directors or independent legal counsel, the indemnitee acted in good faith and in what he or she reasonably believed to be in our best interests (and, in any criminal action, had no reasonable cause to believe the action was unlawful). Article Ninth also authorizes the advancement of expenses to directors, officers and employees prior to final disposition of a proceeding, to the extent permitted under Delaware law. The foregoing indemnification rights are in addition to any other rights to which any indemnitee may be entitled under our Certificate of Incorporation, any agreement, a vote of stockholders, or otherwise.

Article Ninth of our Certificate of Incorporation further provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.
Pursuant to Article Tenth of our Certificate of Incorporation, we maintain directors’ and officers’ insurance to reimburse the directors and officers of the Company and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by us pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and deliberate dishonesty.

Item 16.	Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting / Agency Agreement.

3.1
Corrected Amended and Restated Certificate of Incorporation of Vishay Intertechnology, Inc. dated June 5, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 5, 2012).

3.2	Amended and Restated Bylaws dated June 1, 2011 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 2, 2011).

3.3	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 11, 2015).

3.4	Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 21, 2023).

4.1**	Form of Certificate of Designations.

4.2**	Specimen Stock Certificate evidencing shares of preferred stock.

4.3**	Form of Warrant Agreement.

4.4*	Form of Indenture.

4.5**	Form of Note.

4.6**	Form of Unit Agreement.

4.7**	Form of Subscription Rights Agreement.

5.1*	Opinion of Troutman Pepper Locke LLP.

23.1*	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of attorney (included on the signature page hereto).

25.1**	Statement of Eligibility of Trustee Under Debt Indenture.

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities registered hereunder.
Item 17.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Commonwealth of Pennsylvania, on June 29, 2026.

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson
Name:	David L. Tomlinson
Title:	Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Joel Smejkal, David McConnell, Michael O’Sullivan and David Tomlinson, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, his Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 2026.

Signature	Title

/s/ Joel Smejkal	President, Chief Executive Officer and Director (Principal Executive Officer)
Joel Smejkal

/s/ David E. McConnell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
David E. McConnell

/s/ David L. Tomlinson	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
David L. Tomlinson

/s/ Marc Zandman	Executive Chairman of the Board of Directors
Marc Zandman

/s/ Dr. Renee B. Booth	Director
Dr. Renee B. Booth

/s/ Michael J. Cody	Director
Michael J. Cody

/s/ Dr. Michiko Kurahashi	Director
Dr. Michiko Kurahashi

/s/ Dr. Abraham Ludomirski	Director
Dr. Abraham Ludomirski

/s/ John Malvisi	Director
John Malvisi

/s/ Ruta Zandman	Director
Ruta Zandman

/s/ Raanan Zilberman	Director
Raanan Zilberman